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                                                                   Exhibit 10.24





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                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.


                                       and


                       ATLANTIC EQUITY PARTNERS III, L.P.



                               EXCHANGE AGREEMENT




                            Dated as of _____ , 2004


================================================================================




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                                                       K&S DRAFT - June 28, 2004




                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT, dated as of _____ , 2004 (the "Agreement"), by and among Golfsmith International Holdings, Inc. (the "Company"), a Delaware corporation, and Atlantic Equity Partners III, L.P. ("AEP III"), a Delaware limited partnership.

                                   WITNESSETH:

         WHEREAS, AEP III beneficially owns $[___________] principal amount of the outstanding 8.375% Senior Secured Notes due 2009 of Golfsmith International, Inc. (the "Notes"); and

         WHEREAS, AEP III and the Company desire to monetize AEP III's interest in and to the Notes in order for such funds to be available for use by the Company;

         WHEREAS, AEP III cannot effectively sell the Notes directly to the public and achieve the desired business result, and consequently AEP III and the Company desire for AEP III to exchange the Notes in return for shares (the "Shares")of the common stock of the Company (the "Exchange"), on the terms described in this Agreement, whereupon the Company shall immediately register and sell the Notes under the Securities Act of 1933 (as amended, the "Act"); and

         WHEREAS, the Board of Directors of the Company has previously determined that the Exchange is fair to and in the best interests of the Company and its stockholders;

         NOW, THEREFORE, in consideration of AEP III's tender of the Notes to the Company, and of the mutual promises set forth herein, the parties hereto agree as follows:


                                    ARTICLE I
                                EXCHANGE OF NOTES

         Section 1.1 Exchange of Notes. The parties hereto agree that the Notes
                     -----------------
held by AEP III shall be valued at $_______ in the aggregate for purposes of the Exchange. Simultaneously with the execution and delivery hereof, AEP III shall exchange with the Company the Notes held by AEP III in return for newly issued Shares valued at [$ ] per share (the "Per Share Value") for, subject to the following sentence, a total of _______ Shares, such Shares to be issued by the Company in consideration for the tendering of the Notes held by AEP III. The number of Shares to be issued and delivered to AEP III pursuant to the Exchange shall be reduced pursuant to

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Section 2.2 and Section 2.4 hereof.
-----------     -----------


                                   ARTICLE II
                         REGISTRATION AND SALE OF NOTES

         Section 2.1 Registration and Sale of Notes. The parties hereby agree
                     ------------------------------
that immediately following the Exchange, the Company shall register, or cause to be registered for sale, and shall sell or caused to be sold, the Notes to the public (the "Transaction").

         Section 2.2 Transaction Expenses. The parties hereby agree that AEP III
                     --------------------
shall be responsible for all the fees and expenses incidental to the Transaction, including attorneys' fees and any expenses with regard to the filing of the registration statement and offering of the Notes, as identified on
Schedule 2.2 hereof (the "Transaction Expenses"). The Transaction Expenses shall be paid out of the proceeds of the Transaction and the number of Shares issued to AEP III pursuant to Section 1.1 shall be reduced by a number of Shares calculated by dividing the Transaction Expenses by the Per Share Value.

         Section 2.3 Tax Treatment. The parties hereby agree that, for United
                     -------------
States federal income tax purposes, (i) AEP III shall be deemed to have retained beneficial ownership of the Notes and the Company shall be deemed to have sold the Notes on behalf of AEP III and (ii) AEP III shall report any gain from the Transaction as though it had sold the Notes directly. Any taxes of either AEP III or any of its partners resulting from the Transaction shall be paid out of the proceeds of the Transaction, with the portion of such proceeds used to pay such taxes as described in Section 2.4 below, treated as being retained by AEP III and the remainder of such proceeds (net of expenses) treated as being contributed to the Company.

         Section 2.4 Return of Cash. Immediately following the Transaction, the
                     --------------
Company shall return to AEP III an amount of cash sufficient (as reasonably determined by AEP III) for AEP III or its partners, as applicable, to pay taxes on the gain from the Transaction. The number of Shares issued to AEP III pursuant to Section 1.1 hereof shall be reduced by a number of Shares calculated by dividing such taxes paid by the Per Share Value.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1       Representations and Warranties of the Company.
                           ---------------------------------------------
The Company represents and warrants as follows:

                                       2

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     (a) Organization and Authority of the Company. The Company is a corporation
         -----------------------------------------
duly organized and validly existing under the laws of Delaware. The performance of this Agreement by the Company will not conflict with or result in any breach of law, statute, ordinance, regulation or decree of any governmental, regulatory or judicial body or entity. The Company has full capacity, power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby. When this Agreement is executed and delivered by the Company, it shall constitute a valid and binding obligation of the Company in accordance with its terms.

     (b) Authorization. All corporate action on the part of the Company and its
         -------------
directors, officers and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and any document contemplated hereby, for the authorization, issuance and delivery by the Company of the Shares has been taken prior to the date hereof. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of all mortgages, pledges, liens, leases, encumbrances and charges ("Encumbrances") and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as provided the Stockholders' Agreement (the "Stockholders Agreement"), dated as of October 15, 2002 (as amended) among the Company, AEP III and the other stockholders of the Company.

     (c) No Consents Required. Other than with respect to the Stockholders
         --------------------
Agreement, no consent, approval, order or authorization of, or other action by, or registration, declaration or filing with, any governmental authority or agency or other person on the part of the Company is required in connection with the execution, delivery or performance of this Agreement.

     (d) No Legal Proceedings. There are no actions, suits, investigations or
         --------------------
legal proceedings instituted, pending or, to the knowledge of the Company, threatened against the Company which are material or would adversely affect the Company's ability to perform its obligations under the Agreement.

     Section 3.2       Representations and Warranties of AEP III.
                       -----------------------------------------

     (a) Authority of AEP III. AEP III is a limited partnership duly formed and
         --------------------
validly existing under the laws of the state of Delaware. The performance of this Agreement by AEP III will not conflict with or result in any breach of any law, statute, ordinance, regulation or decree of any governmental, regulatory or judicial body or entity. AEP III has full capacity, power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby and thereby. When this Agreement is executed and delivered by AEP III, it shall constitute a valid and binding obligation of AEP III in accordance with its terms.

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


     (b) No Legal Proceedings. There is no action, suit, claim, or proceeding,
         --------------------
pending, or to AEP III's knowledge, threatened against, AEP III which would adversely affect AEP III's ability to perform its obligations under this Agreement.

     (c) No Consents Required. No consent, approval, order or authorization of,
         --------------------
or other action by, or registration, declaration or filing with, any governmental authority or agency or other person on the part of AEP III is required in connection with the execution, delivery or performance of this Agreement.

     (d) Investment. AEP III is acquiring the Shares for its own account, not as
         ----------
a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. AEP III understands that the Shares received in the Exchange have not been registered under the Act, or any state securities laws. AEP III is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission under the Act. AEP III understands that no public market now exists for any securities issued by the Company, and that the Company has not made any assurances that a public market for such securities will ever exist.


                                   ARTICLE IV
                                  MISCELLANEOUS

     Section 4.1 Survival of Provisions. The representations and warranties of
                 ----------------------
the Company and AEP III made herein shall survive the date hereof and the consummation of the transactions contemplated herein.

     Section 4.2 Modification; Amendments. No amendment or modification of any
                 ------------------------
provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and AEP III.

     Section 4.3 Further Action. Each of the parties hereto shall execute such
                 --------------
documents, certificates, instruments and other papers as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     Section 4.4 Notices. All notices, demands or requests provided for or
                 -------
permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been duly given or delivered if delivered personally or sent by telegram or telecopy (receipt confirmed); or the next business day after being sent by overnight delivery service; or three (3) days after being mailed by registered or certified mail, return receipt requested, with first class postage prepaid to:

                  If to the Company:

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


                          Golfsmith International Holdings, Inc.
                          11000 North IH-35
                          Austin, Texas 78753-3196
                          Attention:    Virginia Bunte
                          Telephone:    (512) 821-4182
                          Facsimile:    (512) 837-1019

                  If to AEP III:

                          Atlantic Equity Partners III, L.P.
                          c/o First Atlantic Capital, Ltd.
                          135 E. 57th Street, 29th Floor
                          New York, New York 10022
                          Attention:    Noel Wilens
                          Telephone:    (212) 207-0300
                          Facsimile:    (212) 750-0954

     4.5 Binding Effect; Assignment. This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned without the prior consent of the non-assigning party.

     4.6 Governing Law. This Agreement shall be governed by, and construed and
         -------------
enforced in accordance with, the laws of the State of Delaware (without regard to its rules of conflicts of laws).

     4.7 Headings and Titles. The headings used in this Agreement are for
         -------------------
convenience of reference only and shall not be deemed to alter or affect any provisions of this Agreement.

     4.8 Counterparts. This Agreement may be executed in counterparts each of
         ------------
which shall be deemed an original, but all of which together shall constitute one and the same instruments.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                  GOLFSMITH INTERNATIONAL HOLDINGS, INC.



                  By:
                       ---------------------------------------------------------
                       Name:
                       Title:



                  ATLANTIC EQUITY PARTNERS III, L.P.


                  By: Atlantic Equity Associates III, L.P.,
                      its General Partner

                  By: Atlantic Equity Associates III, L.L.C.,
                      its General Partner

                  By: Buaron Capital Corporation III, L.L.C.,
                      its Managing Member

                  By:
                      -----------------------------------------------
                      Name: Roberto Buaron
                      Title:   President

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